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                                                                    EXHIBIT 9.f.

                  AMENDMENT NO. 3 TO ADMINISTRATION AGREEMENT

        This Amendment, dated the 26th day of February, 1996, is entered into between MARKET STREET FUND, INC. (the "Fund"), a Maryland corporation, and PROVIDENT FINANCIAL PROCESSING CORPORATION ("PFPC"), a Delaware corporation which is an indirect wholly-owned subsidiary of PNC Financial Corp.

        WHEREAS, the Fund and PFPC have entered into an Administration Agreement dated as of December 12, 1985, and amended on September 9, 1988 and July 31, 1991 (the "Administration Agreement"), pursuant to which the Fund appointed PFPC to act as administrator for its investment portfolios; and

        WHEREAS, the Fund's Board of Directors has approved this Amendment; and

        WHEREAS, the Fund has established additional Portfolios, Sentinel Growth and Sentinel Common Stock, with respect to which it wants to appoint PFPC to act as administrator under the Administration Agreement; and

        WHEREAS, PFPC has notified the Fund that it wants to serve as administrator for the Sentinel Growth and Sentinel Common Stock Portfolios;

        NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

        1. Appointment. The Fund hereby appoints PFPC to act as administrator to the Fund for the Sentinel Growth and Sentinel Common Stock Portfolios for the period and on the terms set forth in the Administration Agreement. PFPC hereby accepts such appointment and agrees to render the services set forth in the Administration Agreement, for the compensation as agreed to between the Fund and PFPC from time to time.

        2. Capitalized Terms. From and after the date hereof, the following terms as used in the Administration Agreement shall be deemed to include also the meaning specified herein: "Portfolios" shall be deemed to include the Sentinel Growth Portfolio and the Sentinel Common Stock Portfolio shares.

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        3.  Miscellaneous.  Except to the extent amended and supplemented hereby, the Administration Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended and supplemented hereby.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

                                           MARKET STREET FUND, INC.




                 (SEAL)                    By:
                                               ------------------------------
                                                Title:




                                           PROVIDENT FINANCIAL
                                           PROCESSING CORPORATION



                 (SEAL)                    By:
                                               ------------------------------
                                                Title: